                                                                    EXHIBIT 10.1

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
                         AND LIMITED WAIVER OF DEFAULTS

         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LIMITED WAIVER OF DEFAULTS (this "AMENDMENT") is entered into as of December 11, 2003, by and between GUARANTY BUSINESS CREDIT CORPORATION, A DELAWARE CORPORATION ("GBCC") and U.S. PLASTIC LUMBER LTD., A DELAWARE CORPORATION (the "COMPANY"), with respect to the following:

                  A. GBCC and the Company have entered into that certain Loan and Security Agreement dated as of December 19, 2002 (as amended, restated, modified and supplemented from time to time, including by this Amendment, the "LOAN AGREEMENT"). Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

                  B. GBCC and the Company have entered into that certain Second Amendment to Loan and Security Agreement and Limited Waiver of Defaults between Company and Lender dated as of July 25, 2003 with respect to the Loan Agreement (as amended, supplemented, and modified from time to time, the "SECOND AMENDMENT") whereby GBCC established the Special Advance Subline (as defined in the Second Amendment, the "SPECIAL ADVANCE SUBLINE") and consented to the execution of the Junior Participation Agreement (as defined in the Second Amendment) with Schultes, Inc., a New Jersey corporation (the "JUNIOR PARTICIPANT").

                  C. The Company previously advised GBCC that: (i) the Company intended, on or before October 31, 2003, to sell and transfer to a third party (the "BUYER") certain assets of the Company commonly known as the Slipsheet Division (the "SALE"); and (ii) that the proceeds of the Sale would be applied to, and would be sufficient to, pay the Obligations in full, including the Special Advances. For purposes of this Amendment, Obligations other than the Special Advances shall be referred to as the "OTHER OBLIGATIONS".

                  D. The Sale was not consummated on or before October 31, 2003, and the Obligations have not been paid in full (the "SALE DEFAULT").

                  E. The Company has advised GBCC that: (i) the Company intends, on or before December 12, 2003, to consummate the Sale; and (ii) that the proceeds of the Sale would be applied to the Obligations. However, the Company has also advised GBCC that the proceeds of the Sale will not be sufficient to pay the Obligations in full. The date of the closing of the Sale shall be referred to herein as the "CLOSING DATE" and the documents effectuating the Sale shall be referred to as the "SALE DOCUMENTS".

                  F. The Company has requested a waiver of the Sale Default, GBCC's consent to the disbursement of a portion of the proceeds of the sale to certain parties other than GBCC, and certain amendments to the Loan Agreement, and GBCC has agreed to waive the Sale Default and to amend the Loan Agreement on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties hereto agree as follows:

                  1. USE OF PROCEEDS FROM THE SALE. The Company agrees that immediately available funds payable to the Company pursuant to the Sale Documents shall be paid by the Buyer directly to GBCC on or before December 12, 2003 in an amount no less than Three Million Three Hundred Sixty Thousand Dollars ($3,360,000) for application to the following Obligations: (a) all outstanding fees and expenses due and payable; (b) all outstanding Revolving Advances (other than Special Advances) and unpaid interest thereon; and (c) an amount equal to Three Hundred Thousand Dollars ($300,000) for application (in inverse order of payment) to the Term Advance (collectively, the "CLOSING PAYMENT"). In addition, GBCC consents to the Borrower's request to distribute funds from the Buyer as follows: (i) directly to Halifax Fund, L.P., of an amount up to Three Hundred Fifty Thousand Dollars ($350,000); (ii) to General Electric Capital Corporation, the CIT Group/Equipment Financing, Inc., and HSBC Business Credit (USA), Inc., and People's Capital and Leasing Corp., each in the amount of One Hundred Thousand Dollars ($100,000) in excess of the Nine Hundred Thirty Five Thousand Ninety-Five Dollars And Ninety-Two Cents ($935,095.92) to be received by the forgoing (in the aggregate) on account of their purchase money security interests; and (iii) to Siemens Financial Services, Inc., in the amount of Two Hundred Fifty Thousand Dollars ($250,000). This consent is a one-time consent and not a continuing consent to any future transactions whether or not similar to the foregoing and shall be limited as written above.

                  2. LIMITED WAIVER OF SALE DEFAULT. The Company hereby acknowledges that the Sale Default has occurred and is continuing. Conditioned upon consummation of the Sale on the terms and conditions of this Amendment, GBCC waives the Sale Default. The waiver granted in this Amendment is a one-time waiver only, is a waiver only of the Sale Default, shall be limited strictly as written, and shall not be deemed to constitute a waiver of, or any consent to noncompliance with, any term or provision of this Amendment, the Loan Agreement, or any other Transaction Document whether or not similar to the Sale Default, except as expressly set forth herein.

                  3. NEW SALE DEFAULT. If the Closing Payment is not paid in full on or before December 12, 2003 (time being of the essence), then an Event of Default (a "NEW SALE DEFAULT") shall have occurred, entitling GBCC to exercise all of its default rights and remedies under the Transaction Documents and at law, including without limitation, acceleration of the Obligations and termination of the Loan Agreement.

                  4. TERMINATION OF ADVANCES. Without limiting GBCC's rights and remedies under the Loan Agreement, the other Transaction Documents, and applicable law, GBCC shall be relieved of any obligation under the Transaction Documents to make any further Advances (or other financial accommodations whatsoever) to the Company after December 12, 2003, PROVIDED that any such further Advances or accommodations made by GBCC shall be in GBCC's sole and absolute discretion.

                  5. RELEASE OF COLLATERAL. Upon receipt of the full amount of the Closing Payment, GBCC shall release all of its liens in that portion of the Slipsheet Division sold pursuant to the Sale Documents and shall, at the Company's cost and expense, promptly execute and deliver to the Company, authorize the filing of, and/or record with the appropriate governmental authority all documents necessary to release all liens against and security interests in such assets.

                  6. TERM LOAN. After the Closing Date, the Company shall continue to make all payments of principal ($35,700 per month) and interest required by the Loan Agreement with respect to the outstanding Term Advance, PROVIDED, HOWEVER, that the unpaid balance of the Term Advance shall be due and payable in full on May 31, 2004. The failure of the Company to indefeasibly pay all Other Obligations outstanding in full and in cash on or before May 31, 2004 shall constitute an Event of Default.

                  7. INTEREST RATES. After the date hereof, interest shall accrue on all Term Advances at a rate of interest equal to the lesser of: (a) the Prime Rate in effect from time to time, PLUS five percent (5%) PER ANNUM; and (b) the maximum rate permitted by applicable law. Interest shall continue to accrue on all Obligations other than Term Advances at the Default Rate.

                  8. CASH RECEIPTS. After the receipt of the Closing Payment, and provided that no new Default or Event of Default has occurred and is continuing (including a New Sale Default), on a daily basis, GBCC shall remit to the Customer all amounts collected through the lockbox established pursuant to
SECTION 9 of the Loan Agreement in excess of all Other Obligations that are due and payable to GBCC.

                  9. REPORTING. In lieu of delivery of weekly Borrowing Base Certificates, as required by SECTION 5.5 of the Loan Agreement, the Company shall provide GBCC with a month-end Borrowing Base Certificate (including information relating to Inventory and Accounts) on the tenth day following such month-end, PROVIDED that if a new Event of Default has occurred, GBCC may request, and the Company shall deliver, Borrowing Base Certificates on a more frequent basis.

                  10. INCREASE IN SPECIAL ADVANCE LINE. Section 7(a) of the Second Amendment is hereby amended by deleting the amount "Two Million Five Hundred Thousand Dollars ($2,500,000)" and replacing it with the amount "Three Million Two Hundred Fifty Thousand Dollars ($3,250,000)".

                  11. ASSIGNMENT OF FACILITY. Upon indefeasible payment of all Other Obligations in full and in cash, GBCC shall assign the Transaction Documents, GBCC's security interest and liens in and to the Collateral, and all documents representing the same, including without limitation, the real property mortgage in favor of GBCC recorded in Marion County, Florida and appropriate UCC-1 financing statements with respect to the Collateral, without warranty or recourse of any kind, to the Junior Participant, and without cost or expense to GBCC.

                  12. AMENDMENTS TO LOAN AGREEMENT.

                        (a) The definition of "Facility Limit" contained in
         SECTION 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced to read as follows:

                  "`FACILITY LIMIT' means Four Million Seven Hundred Fifty Thousand ($4,750,000), LESS all payments made on the outstanding principal amount of the Term Advance on or after December 12, 2003."

                        (b) The definition of "Revolving Facility Limit" contained in SECTION 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced to read as follows:

                        "`REVOLVING FACILITY LIMIT' means Three Million Two Hundred Fifty Thousand Dollars ($3,250,000)."

                  13. APPRAISAL. Without limiting the rights granted to GBCC by the Loan Agreement, GBCC shall have the right to conduct an audit and appraisal of the Company's machinery and equipment (without further notice to the Company) at the earlier of a new Event of Default or on or after March 15, 2004, at the Company's cost and expense.

                  14. RELEASE AND WAIVER OF CLAIMS BY COMPANY. For good and valuable consideration, the receipt of which is hereby acknowledged and in consideration of GBCC executing this Amendment, the Company does hereby release GBCC and its employees, officers, directors, attorneys, and agents from any and all claims, demands, causes of action, now known or unknown, arising out of or related to the Loan Agreement, any other Transaction Document, or the transactions connected therewith. The Company does hereby warrant and represent that no claims, demands, or causes of action arising out of or related to the Loan Agreement, any other Transaction Document, or the transactions connected therewith are now known or suspected to exist.

         The Company intends this release to cover, encompass, release, and extinguish, among other things, all claims and matters which might otherwise be reserved by California Civil Code Section 1542, which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                  15. CONDITIONS PRECEDENT. The obligations of GBCC hereunder shall take effect only upon the satisfaction of the following conditions:

                        (a) Receipt by GBCC of a fully executed original of this
                  Amendment, the Fifth Amendment to Junior Participation Agreement dated as of even date herewith by and between GBCC and the Participant, and the Letter Agreement dated as of even date herewith by and between GBCC and the Company;

                        (b) Other than the Sale Default and the financial
                  covenant defaults specifically referenced in paragraph 5 of the Second Amendment, no Defaults or Events of Default shall have occurred or be continuing; and

                        (c) GBCC shall have received such other documents,
                  certificates, opinions, and information that GBCC shall require, each in form and substance satisfactory to GBCC in its sole discretion.


                  16. MISCELLANEOUS.

                        (a) Reference to the Loan Agreement and the Transaction
                  Documents.

                        (i) Except as specifically amended by this Amendment, the Loan Agreement and the other Transaction Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed.

                        (ii) The Company hereby warrants and represents to GBCC that there does not exist a Default or an Event of Default other than the Sale Default and the Company reaffirms, as of the date hereof, that all of the warranties and representations of the Company contained in the Loan Agreement and in the other Transaction Documents are true, complete, and correct.

                  (b) EVENTS OF DEFAULT. Any failure to comply with the terms and conditions of this Amendment shall constitute an Event of Default.

                  (c) COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (d) GOVERNING LAW. This Amendment shall be governed by and construed according to the laws of the State of California.

                  (e) ATTORNEYS' FEES. The Company shall pay, on written demand, all fees and costs incurred by GBCC in connection with the negotiation, documentation, and execution of this Amendment, including the reasonable fees and expenses of attorneys. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

                  (f) JURY TRIAL WAIVER. EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY, IF ANY, IN ANY ACTION TO ENFORCE, DEFEND, INTERPRET, OR OTHERWISE CONCERNING THIS AMENDMENT.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

                                  U.S. PLASTIC LUMBER LTD., A DELAWARE
                                  CORPORATION



                                  By:      /s/ MICHAEL D. SCHMIDT
                                       ---------------------------------------
                                  Name:    MICHAEL D. SCHMIDT
                                       ---------------------------------------
                                  Title:   TREASURER
                                        --------------------------------------


                                  GUARANTY BUSINESS CREDIT CORPORATION,
                                  A DELAWARE CORPORATION



                                  By:      /s/ GREG CARASIK
                                       ---------------------------------------
                                  Name:    GREG CARASIK
                                       ---------------------------------------
                                  Title:   VICE PRESIDENT
                                        --------------------------------------

                  The undersigned hereby consents to and acknowledges the terms and conditions of the foregoing Amendment and agrees that its Continuing Guaranty and each other document executed in favor of GBCC remain in full force and effect.

                         U.S. PLASTIC LUMBER IP CORPORATION



                         By:               /s/ MICHAEL D. SCHMIDT
                                  --------------------------------------------
                         Name:             MICHAEL D. SCHMIDT
                                  --------------------------------------------
                         Title:            TREASURER
                                  --------------------------------------------


                         U.S. PLASTIC LUMBER CORP.



                         By:               /s/ MICHAEL D. SCHMIDT
                                  --------------------------------------------
                         Name:             MICHAEL D. SCHMIDT
                                  --------------------------------------------
                         Title:            CHIEF FINANCIAL OFFICER
                                  --------------------------------------------


                         U.S. PLASTIC LUMBER FINANCE CORPORATION



                         By:               /s/ MICHAEL D. SCHMIDT
                                  --------------------------------------------
                         Name:             MICHAEL D. SCHMIDT
                                  --------------------------------------------
                         Title:            TREASURER
                                  --------------------------------------------